SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 16, 2003

BioCryst Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-23186 (Commission File Number)	62-1413174 (IRS Employer Identification #)

2190 Parkway Lake Drive, Birmingham, Alabama 35244
(Address of Principal Executive Office)

(205) 444-4600
(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

     The Company is hereby filing on this Current Report on Form 8-K an updated description of the Company’s business, risk factors and management’s discussion and analysis of financial condition and results of operations. As a result of developments during 2003, the Company believes that certain of the information and disclosure previously reported under the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), should be updated and amended to reflect the Company’s current situation.

     This updated information should be read in conjunction with our Annual Report on Form 10-K for our fiscal year ended December 31, 2002 and our Quarterly Report on Form 10-Q for our fiscal quarter ended September 30, 2003. Other than as indicated above, the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q have not been updated to reflect developments subsequent to the periods covered by those reports.

Forward-Looking Statements

     This Current Report on Form 8-K contains certain statements of a forward-looking nature relating to future events or the future financial performance of the Company. Such statements are only predictions and the actual events or results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed herein as well as those discussed in other filings made by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K.

Item 7. Exhibits.

Exhibit No.	Description
99.1	Updated description of the Company’s business, risk factors and management’s discussion and analysis of financial condition and results of operations.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2003	BioCryst Pharmaceuticals, Inc.

	By:	/s/ Charles E. Bugg

Charles E. Bugg, Ph.D.
Chairman and Chief Executive Officer

	By:	/s/ Michael A. Darwin

Michael A. Darwin
Chief Financial Officer and Chief
Accounting Officer

EXHIBIT INDEX

Item	Description

99.1	Updated Description of Company's Business, Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations